EXHIBIT 99.1


[CONSTELLATION BRANDS, INC. LOGO]

NEWS RELEASE                                    CONTACTS:
                                                MEDIA RELATIONS:
                                                Philippa Dworkin - 585-218-3733
                                                Mike Martin - 585-218-3669

                                                INVESTOR RELATIONS:
                                                Lisa Schnorr - 585-218-3677
                                                Bob Czudak - 585-218-3668


                   CONSTELLATION ANNOUNCES EXPIRATION OF HART-
                 SCOTT-RODINO WAITING PERIOD IN CONNECTION WITH
                   THE ROBERT MONDAVI CORPORATION ACQUISITION


          FAIRPORT, N.Y., DEC. 14, 2004 - Constellation Brands, Inc. (NYSE: STZ,
ASX: CBR), announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act in the United States has expired in connection with its acquisition of The Robert Mondavi Corporation (NASDAQ: MOND). The transaction is anticipated to close in late December and is subject to customary closing conditions, including approval by The Robert Mondavi Corporation shareholders at their Annual Meeting scheduled for December 22, 2004.

ABOUT CONSTELLATION

          Constellation Brands, Inc. is a leading international producer and marketer of beverage alcohol brands with a broad portfolio across the wine, spirits and imported beer categories. Constellation Brands is also the largest fine wine company in the United States. Well-known brands in Constellation's beverage alcohol portfolio include: Corona Extra, Pacifico, St. Pauli Girl, Black Velvet, Fleischmann's, Mr. Boston, Paul Masson Grande Amber Brandy, Franciscan Oakville Estate, Estancia, Simi, Ravenswood, Blackstone, Banrock Station, Hardys, Nobilo, Alice White, Vendange, Almaden, Arbor Mist, Stowells and Blackthorn. For more information about Constellation Brands and its products, visit the company's Web site at www.cbrands.com.

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